Exhibit (e)(iv)


                      AMENDMENT TO UNDERWRITING AGREEMENTS

      Each of the investment companies, including each series thereof as set forth below (the "Funds"), and Legg Mason Wood Walker, Incorporated ("LMWW"), make this Amendment to Underwriting Agreements ("Amendment") as of this 24th day of July 2003. In accordance with the amendment section of each Underwriting Agreement listed on Schedule A attached (the "Agreements"), the parties desire to amend the Agreements as set forth herein.

      WHEREAS, the USA PATRIOT Act of 2001 and the regulations promulgated thereunder (collectively, the "PATRIOT Act") impose anti-money laundering requirements on financial institutions, including investment companies;

      WHEREAS, in accordance with the PATRIOT Act, the Funds have implemented an Anti-Money Laundering Program ("AML Program");

      WHEREAS, the PATRIOT Act permits the Funds to contractually delegate the implementation and operation of the AML Program to the Funds' service providers, including to LMWW;

      WHEREAS, the Funds desire to delegate to LMWW the implementation and operation of the AML Program as it applies to the ownership of shares held in shareholder accounts that are established by LMWW on LMWW's books and records (the "LMWW Accounts"), and LMWW desires to accept such delegation.

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreements to include the following:

1. DELEGATION. The Funds hereby direct LMWW, and LMWW agrees, to implement and operate the following aspects of the AML Program:

      A. Verify, at the time of opening a new LMWW Account and on a daily basis thereafter, that no account owner or person authorized to effectuate transactions in an account appears on any government list of persons with whom the Funds are prohibited from transacting business;

      B. Implement by October 1, 2003 a Customer Identification Program for the LMWW Accounts meeting the standards set forth in the AML Program;

      C. To the extent required under applicable law, monitor cash equivalent transactions in the LMWW Accounts and file Form 8300 in accordance with Internal Revenue Code Section 6050I;

      D. Monitor each LMWW Account for unusual or suspicious activity and file suspicious activity reports as necessary or appropriate;

      E. Institute a system to train all employees who will perform the duties delegated herein;

      F. Institute an independent audit program designed to verify that LMWW has adopted adequate policies and procedures to insure performance of the duties delegated herein; and

      G. Maintain any records required by the PATRIOT Act to be maintained in connection with the performance of the delegated duties.

2. CONSENT TO EXAMINATION. LMWW understands and acknowledges that any records LMWW maintains on behalf of the Funds relating to the AML Program may be subject, from time to time, to examination or inspection by the Funds or a government agency having jurisdiction over the Funds so that the Funds or the government agency may evaluate the Funds' compliance with the PATRIOT Act. LMWW hereby consents to such examination or inspection and agrees to cooperate with the Funds or such government agency in connection with its review. For purposes of such examination or inspection, LMWW will use its best efforts to make available, during normal business hours, all required records and information for review by the Funds or such government agency.

3. LIMITATION ON DELEGATION. The Funds acknowledge and agree that LMWW, in accepting the delegation hereunder, is agreeing to perform only those aspects of the AML Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the AML Program or for the overall compliance by the Funds with the PATRIOT Act.

4. NOTICE TO FUNDS. In the event that LMWW files a suspicious activity report, a Form 8300, or other report or notice with any regulatory or government agency, then LMWW shall immediately notify the Funds' Anti-Money Laundering Compliance Officer, unless prohibited by applicable law.

5. PAYMENT FOR SHARES. LMWW shall follow the Funds' policies regarding acceptable methods of payment for the purchase of Fund shares, which may change from time to time.

6. DEALER AGREEMENTS. In the event that LMWW retains one or more brokers in connection with the offering and sale of shares of the Funds, LMWW shall obtain representations from such broker to the effect that such broker has implemented an anti-money laundering program complying with such broker's legal obligations under the PATRIOT Act.

 7. AGENTS. LMWW may engage one or more agents to perform the anti-money laundering services on behalf of the Funds contemplated hereby, provided that in such event LMWW shall remain responsible to the Funds for the acts or omissions of such agent to the same extent as LMWW is for its own acts or omissions.

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

8. REPORTING. At the written request of the Funds, LMWW will provide promptly to the Funds, upon receipt or creation, the following documents or information:
(a) any policies or procedures adopted by LMWW to insure performance of the duties delegated herein, and any material amendments thereto; (b) any report or notice filed on behalf of the Funds with any regulatory or government agency;
(c) the results of any examination by any regulatory or government agency as contemplated by Section 2, above; (d) any audit report produced pursuant to
Section 1.F. herein; and (e) any other information reasonably requested by the Funds.

9. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

10. CONFLICTS. All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment. Except as specifically set forth in this Amendment, all other terms and conditions of the Agreements shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

LEGG MASON CASH RESERVE TRUST
LEGG MASON INCOME TRUST, INC.
LEGG MASON TAX-EXEMPT TRUST, INC.
LEGG MASON TAX-FREE INCOME FUND
LEGG MASON FOCUS TRUST, INC.
LEGG MASON GLOBAL TRUST, INC.
LEGG MASON INVESTORS TRUST, INC.
LEGG MASON LIGHT STREET TRUST, INC.
LEGG MASON VALUE TRUST, INC.
LEGG MASON SPECIAL INVESTMENT TRUST, INC.
LEGG MASON INVESTMENT TRUST, INC.
LEGG MASON CHARLES STREET TRUST, INC.


/s/ Marie Karpinski
--------------------------------------

By: Marie Karpinski

Title: Vice President


LEGG MASON WOOD WALKER, INCORPORATED

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

/s/ Elisabeth F. Craig
--------------------------------------

By:  Elisabeth F. Craig
   -----------------------------------

Title   Vice President
     ---------------------------------

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                                   SCHEDULE A
                                   ----------

1. Amended Underwriting Agreement between Legg Mason Cash Reserve Trust and Legg Mason Wood Walker, Inc. dated May 10, 1996.

2. Amended Underwriting Agreement between Legg Mason Income Trust, Inc. and Legg Mason Wood Walker, Inc. dated February 7, 1996.

3. Amended Underwriting Agreement between Legg Mason Tax-Exempt Trust, Inc. and Legg Mason Wood Walker, Inc. dated February 7, 1996.

4. Underwriting Agreement between Legg Mason Tax-Free Income Fund and Legg Mason Wood Walker, Inc. dated February 7, 1996.

5. Underwriting Agreement between Legg Mason Value Trust, Inc. and Legg Mason Wood Walker, Inc. dated February 7, 1996.

6. Underwriting Agreement between Legg Mason Special Investment Trust, Inc. and Legg Mason Wood Walker, Inc. dated February 7, 1996.

7. Underwriting Agreement between Legg Mason Focus Trust, Inc. and Legg Mason Wood Walker, Inc. dated June 30, 1998.

8. Underwriting Agreement between Legg Mason Global Trust, Inc. on behalf of Legg Mason Global Government Trust and Legg Mason Wood Walker, Inc. dated February 7, 1996.

9. Underwriting Agreement between Legg Mason Global Trust, Inc. on behalf of Legg Mason Global Equity Trust (now Legg Mason International Equity Trust) and Legg Mason Wood Walker, Inc. dated February 7, 1996.

10. Underwriting Agreement between Legg Mason Global Trust, Inc. on behalf of Legg Mason Emerging Markets Trust and Legg Mason Wood Walker, Inc. dated May 1, 1996.

11. Underwriting Agreement between Legg Mason Global Trust, Inc. on behalf of Legg Mason Europe Fund and Legg Mason Wood Walker, Inc. dated October 5, 1999.

12. Underwriting Agreement between Legg Mason Investors Trust, Inc. on behalf of Legg Mason American Leading Companies Trust and Legg Mason Wood Walker, Inc. dated February 7, 1996.

13. Underwriting Agreement between Legg Mason Investors Trust, Inc. on behalf of Legg Mason Balanced Trust and Legg Mason Wood Walker, Inc. dated May 10, 1996.

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14.   Underwriting Agreement between Legg Mason Investors Trust, Inc. on behalf of U.S. Small-Capitalization Value Trust and Legg Mason Wood Walker, Inc. dated May 1, 1998.

15. Underwriting Agreement between Legg Mason Investors Trust, Inc. on behalf of Legg Mason Financial Services Fund and Legg Mason Wood Walker, Inc. dated as of October 5, 1999.

16. Underwriting Agreement between Legg Mason Light Street Trust, Inc. on behalf of Classic Valuation Fund and Legg Mason Wood Walker, Inc. dated November 1, 1999.

17. Underwriting Agreement between Legg Mason Investment Trust, Inc. on behalf of Legg Mason Opportunity Trust and Legg Mason Wood Walker, Inc. dated
December 23, 1999.

18. Underwriting Agreement between Legg Mason Charles Street Trust, Inc. and Legg Mason Wood Walker, Inc. dated June 3, 1998.

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